EXHIBIT 4.6

FIRST AMENDMENT TO INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT

THIS FIRST AMENDMENT TO INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT dated as of December 21, 2005 (this “Amendment Agreement”) is made by and among WELLS FARGO FOOTHILL, INC., as the arranger and administrative agent for certain lenders (the “Original Agent”) under and pursuant to the Loan Agreement (as hereinafter defined), THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor to The Bank of New York, solely in its capacity as trustee under the Indenture Loan Documents (as hereinafter defined) (in such capacity, the “Trustee”), THE MAJESTIC STAR CASINO, LLC, an Indiana limited liability company (“Parent”), and those certain affiliates of Parent party hereto (each a “Debtor”, and individually and collectively and jointly and severally, the “Debtors”). Each capitalized term used in this Amendment Agreement and not defined here has the meaning given to it in the Intercreditor Agreement (as hereinafter defined).

RECITALS

A. Parent, The Majestic Star Casino Capital Corp., an Indiana corporation (together with Parent, the “Issuers”), the subsidiary guarantors identified on the signature pages thereto, and the Trustee entered into an Indenture, dated as of October 7, 2003 (the “Indenture”), pursuant to which the Issuers and subsidiary guarantors incurred on such date indebtedness for the Notes in an aggregate principal amount at maturity of $260,000,000.

B. The Indenture was supplemented with two Supplemental Indentures each dated December 21, 2005 adding new Indenture Guarantors and providing for the Issuers and Indenture Guarantors to incur additional indebtedness such that the total indebtedness incurred for the Notes is now an aggregate principal amount at maturity of $300,000,000 (the Indenture, as supplemented, to be hereinafter the “Indenture”).

C. The repayment of the Indenture Secured Obligations (as hereinafter defined) is secured by security interests in and liens on the assets and properties described in the Pledge and Security Agreement dated October 7, 2003, as joined and supplemented pursuant to the Pledge Supplement and Pledge Joinder, each dated as of the date hereof (the “Indenture Security Agreement”), made by the Issuers and the Indenture Guarantors in favor of the Trustee for the benefit of the Trustee and the Noteholders, the Pledge Agreement, dated as of the date hereof (as amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, the “Indenture Pledge Agreement”), made by Majestic Holdco, LLC, an Indiana limited liability company, in favor of the Trustee for the benefit of the Trustee and the Noteholders, the Trademark Security Agreement, dated October 7, 2003, and as amended as of the date hereof (and as it may be further amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, the Indenture Trademark Security Agreement”), made by the Issuers and the Indenture Guarantors in favor of the Trustee for the benefit of the Trustee and the Noteholders, certain preferred ship mortgages (made as of the date hereof and from time to time hereafter, in each case by either of the Issuers or one or more if the Indenture Guarantors, as applicable, in favor of the Trustee for the benefit of the Trustee and the Noteholders (as amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, each, a “Ship Mortgage”), and certain real property mortgages (made as of the date hereof and from time to time hereafter, in each case by either or the Issuers or one or more of the Indenture Guarantors, as applicable, in favor of the Trustee for the benefit of the Trustee and the Noteholders (as amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, each a “Mortgage” and, together with the Indenture, the Indenture Security Agreement, the Indenture Pledge Agreement, the Indenture Trademark Security Agreement, the Ship Mortgages, and any other agreements, instruments or other documents that evidence the lien of the Trustee in the Collateral (as defined below) executed and delivered in connection therewith, in each case as amended, supplemented, or otherwise modified from time to time as amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement, the “Indenture Agreements”).

D. Parent, Barden Mississippi Gaming, LLC, a Mississippi limited liability company, and Barden Colorado Gaming, LLC, a Colorado limited liability company, Original Agent, and the lenders a party thereto (the “Original Lenders”) entered into a Loan and Security Agreement, dated as of October 7, 2003 (the “Original Loan Agreement”), pursuant to which the Original Agent and the Original Lenders agreed, upon the terms and condition stated therein, to make certain loans and advances up to the principal amount of $80,000,000.

E. On the date hereof, Majestic Star Casino II, Inc., a Delaware corporation, was joined as a borrower under the Original Loan Agreement, and Majestic Star Casino II, Inc, Parent, Barden Mississippi Gaming, LLC, Barden Colorado Gaming, LLC (collectively the “Borrowers”), Original Agent and Original Lenders agreed to Amendment Number Four to the Loan and Security Agreement (the Original Loan Agreement, as amended and joined, to be hereinafter the “Original Loan Agreement”).

F. The Borrowers, the Lender Guarantors (as hereinafter defined) ) and the Original Agent entered into those certain guaranties, guarantor security agreements, control agreements, stock pledge agreements, preferred ship mortgages, trademark security agreements, and mortgages, each as amended or joined as mutually agreed to in order to include the Lender Guarantor, and to release BDI from all of its pledge and guaranty obligations thereunder (the “Security Documents,” and together with the Original Loan Agreement, the “Original Loan Documents”).

G. Parent, the Debtors a party thereto, Trustee and Original Agent are parties to that certain Intercreditor and Lien Subordination Agreement dated as of October 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

H. Parent and the Debtors have requested that Trustee and Original Agent amend the Intercreditor Agreement as set forth herein.

I. Trustee and Original Agent are willing to provide the amendment requested by Parent and Debtors subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Intercreditor Agreement as follows:

1. Defined Terms in Recitals. Each of the terms defined in the Recitals to this Amendment Agreement which are also defined in the Recitals to the Intercreditor Agreement shall have the meaning given to them in the Recitals to this Amendment Agreement for all purposes under and interpretations of the Intercreditor Agreement.

2. Amendments to Definitions. The following definitions in Section 1.03 are hereby amended and restated as follows:

“Indenture Guarantors” means Majestic Investor, LLC, Majestic Investor Holdings, LLC, Majestic Investor Capital Corp., Barden Mississippi Gaming, LLC, Barden Colorado Gaming, LLC, Majestic Star Casino II, Inc., Majestic Star Casino Capital Corp. II, Buffington Harbor Parking Associates, LLC, and Buffington Harbor Riverboats, L.L.C.

“Lender Guarantors” means Majestic Holdco, LLC, Majestic Investor, LLC, Majestic Investor Holdings, LLC, Majestic Investor Capital Corp., Buffington Harbor Parking Associates, LLC, and Buffington Harbor Riverboats, L.L.C.”

3. Amendment of Section 5.02(d). Section 5.02(d) is hereby amended by restating Section 5.02(d) in its entirety with the following:

“(d) Notwithstanding anything to the contrary herein, in no event shall Indebtedness represented by any notes issued pursuant to the Indenture, including any Notes (or represented by any other evidence of indebtedness for borrowed money under the Notes or the Indenture) at any time exceed an aggregate principal amount equal to $330,000,000.”

4. Representations. The Original Agent represents and warrants to the Trustee that it has the requisite power and authority under the Original Loan Agreement to enter into, execute, deliver, and carry out the terms of this Amendment Agreement, for and on behalf of itself and the Lenders. The Trustee represents and warrants that it has the requisite power and authority under the Indenture to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Noteholders.

5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York except as otherwise preempted by applicable federal law.

6. Acknowledgment. Each Debtor hereby acknowledges that it has received a copy of this Amendment Agreement and consents thereto, and agrees to recognize all rights granted thereby to the Agent and the Trustee and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Amendment Agreement. Each Debtor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary.

7. Counterparts. This Amendment Agreement maybe executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

8. Effect of Amendment. This Amendment Agreement, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Intercreditor Agreement expressly set forth in Section 1 hereof, the Intercreditor Agreement shall remain unchanged and in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment Agreement shall not operate as a waiver of or as an amendment of any right, power, or remedy of the Trustee or Original Agent as in effect prior to the date hereof. The amendment set forth herein is limited to the specifics hereof. To the extent any terms or provisions of this Amendment Agreement conflict with those of the Intercreditor Agreement, the terms and provisions of this Amendment Agreement shall control.

IN WITNESS WHEREOF, the Original Agent, the Trustee, and each Debtor has caused this First Amendment to Intercreditor and Lien Subordination Agreement to be duly executed and delivered as of the date first above written.

ORIGINAL AGENT:
WELLS FARGO FOOTHILL, INC.
a California corporation,
solely in its capacity as Agent (and not individually)

By: _____________________________
Name: ___________________________
Title: ____________________________

TRUSTEE:
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
solely in its capacity as Trustee (and not individually)

By: _____________________________
Name: ___________________________
Title: ____________________________

DEBTORS:	THE MAJESTIC STAR CASINO, LLC, an Indiana limited liability company By: _____________________________ Name: ___________________________ Title: ____________________________

BARDEN MISSISSIPPI GAMING, LLC, a Mississippi limited liability company By: _____________________________ Name: ___________________________ Title: ____________________________

BARDEN COLORADO GAMING, LLC, a Colorado limited liability company By: _____________________________ Name: ___________________________ Title: ____________________________

THE MAJESTIC STAR CASINO CAPITAL CORP., an Indiana corporation By: _____________________________ Name: ___________________________ Title: ____________________________
MAJESTIC INVESTOR, LLC, a Delaware limited liability company By: _____________________________ Name: ___________________________ Title: ____________________________
MAJESTIC INVESTOR HOLDINGS, LLC, a Delaware limited liability company By: _____________________________ Name: ___________________________ Title: ____________________________

MAJESTIC INVESTOR CAPITAL CORP.,
a Delaware corporation

By: _____________________________
Name: ___________________________
Title: ____________________________

MAJESTIC STAR CASINO II, INC.,
a Delaware corporation

By: _____________________________
Name: ___________________________
Title: ____________________________

MAJESTIC STAR HOLDCO, LLC
an Indiana limited liability company

By: _____________________________
Name: ___________________________
Title: ____________________________

BUFFINGTON HARBOR PARKING ASSOCIATES, LLC,
a Delaware limited liability company

By: _____________________________
Name: ___________________________
Title: ____________________________

BUFFINGTON HARBOR RIVERBOATS, L.L.C.,
a Delaware limited liability company

By: _____________________________
Name: ___________________________
Title: ____________________________

MAJESTIC STAR CASINO CAPITAL CORP. II,
an Indiana corporation

By: _____________________________
Name: ___________________________
Title: ____________________________